Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

W&T Offshore Provides Updates on Recent Developments

HOUSTON, January 8, 2025 – W&T Offshore, Inc. (NYSE: WTI) (“W&T” or the “Company”) today provided operational and financial updates on recent developments.

•	Recently signed a purchase and sale agreement (“PSA”) to sell a non-core interest in Garden Banks Blocks 385 and 386 which included latest net production of approximately 195 barrels of oil equivalent per day (“Boe/d”) (72% oil) for $12.3 million;

•	Announces that the West Delta 73 field, which W&T acquired in January 2024, is expected to come back online by mid-second quarter 2025;

•	Announces that the Main Pass 108 and 98 fields, which have been shut in since June 2024, are expected to return to production by early second quarter of 2025.

o	Net production at these fields averaged a combined 6.1 million cubic feet of natural gas equivalent per day (“MMcfe/d”) (78% gas) in June 2024 prior to being shut-in due to third-party operator related bankruptcy matters;

•	Scheduled to receive a $58.5 million cash insurance settlement payment in January 2025 related to a casualty loss event at its Mobile Bay 78-1 well in 2023; and

•	Does not expect any impact on ongoing operations from the Presidential ban announced on January 6, 2025 on new offshore oil and gas drilling.

Tracy W. Krohn, W&T’s Chairman and Chief Executive Officer, commented, “We believe that these recent developments will have a positive impact to our balance sheet and provide upside as we enter 2025. The sale of our non-core interests in Garden Banks 385 and 386 at over $60,000 per flowing barrel is highly accretive to W&T. This further demonstrates the value of our assets and our ability to divest our properties at attractive multiples. We are pleased that we have a pathway to bring the West Delta 73 field and the Main Pass 108 and 98 fields back online and believe these returns to production will be a strong catalyst in the second half of 2025. We remain committed to executing our strategic vision focused on free cash flow generation, maintaining solid production and maximizing margins and believe that our proven and successful strategy should help us continue to produce solid results in 2025.”

Additional Information

W&T recently signed a PSA to sell a non-core interest in Garden Banks Blocks 385 and 386 which included net production of approximately 195 Boe/d for $12.3 million, subject to normal purchase price adjustments. The effective date of the sale was December 1, 2024 and the transaction is expected to close in January 2025. W&T estimates that the impact to its reserves for year-end 2024 will be approximately 0.12 million barrels of oil equivalent (based on the mid-year 2024 reserve report adjusted for July to November 2024 actual production).

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W&T entered into a resolution with the third-party pipeline operator at its West Delta 73 field. Although a few details remain subject to finalization by the Court, W&T expects to restart production from the field by the middle of the second quarter of 2025. The West Delta 73 Field was originally acquired by W&T from Cox Operating, LLC and certain of its affiliates in January 2024.

In June 2024, W&T received notice from the U.S. Department of Interior, Bureau of Safety and Environmental Enforcement, that it would be required to cease production at its Main Pass 108 and 98 fields as the result of a shut-in of midstream infrastructure not owned by W&T. W&T signed a purchase agreement and other arrangements to acquire the necessary midstream infrastructure, which is expected to allow the Company to return the Main Pass 108 and 98 fields to production by early second quarter of 2025. The return to production is subject to W&T obtaining necessary governmental approvals and permits in connection with the acquisitions, in addition to customary closing conditions.

In February 2023, during the Mobile Bay plant turnaround, the MB 78-1 well was shut-in and did not return to production following completion of the planned maintenance.  W&T filed a claim under its Energy Package Policy and in December 2024, the Company and the Underwriters of the Energy Package Policy agreed to a settlement of claims in the amount of $58.5 million.  The settlement funds are scheduled to be received in January 2025. Prior to the planned turnaround, MB 78-1 produced approximately 6.7 MMcfe/d net (almost 90% gas) in January 2023. The Mobile Bay net production, excluding the two fields (MO 904 and MO 916) acquired in January 2024, averaged around 72.8 MMcfe/d (81% gas) over the twelve months period from October 2023 to September 2024.

On January 6, 2025 there was a Presidential ban announced on new oil and gas drilling in certain U.S. offshore areas. The ban covers the Atlantic coast and eastern Gulf of Mexico, as well as the Pacific coast off California, Oregon and Washington, as well as a section of the Bering Sea off Alaska. W&T does not have any production nor leases that are impacted by this action.

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer, active in the exploration, development and acquisition of oil and natural gas properties in the Gulf of Mexico. As of September 30, 2024, the Company had working interests in 53 producing offshore fields in federal and state waters (which include 46 fields in federal waters and seven in state waters). The Company has under lease approximately 673,100 gross acres (515,400 net acres) spanning across the outer continental shelf off the coasts of Louisiana, Texas, Mississippi and Alabama, with approximately 514,000 gross acres on the conventional shelf, approximately 153,500 gross acres in the deepwater and 5,600 gross acres in Alabama state waters. A majority of the Company’s daily production is derived from wells it operates. For more information on W&T, please visit the Company’s website at www.wtoffshore.com.

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Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding the Company’s financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, closing of acquisitions, expected returns to production, and future results, are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. Items contemplating or making assumptions about actual or potential future production and sales, prices, market size, and trends or operating results also constitute such forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and assumptions about future events and speak only as of the date of this release. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, as results actually achieved may differ materially from expected results described in these statements. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, unless required by law.

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Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects; the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to permitting, drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of the Company’s products; inflation levels; global economic trends, geopolitical risks and general economic and industry conditions, such as the global supply chain disruptions and the government interventions into the financial markets and economy in response to inflation levels and world health events; volatility of oil, NGL and natural gas prices; the global energy future, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues, the transition to a low-emission economy and the expected role of different energy sources; supply of and demand for oil, natural gas and NGLs, including due to the actions of foreign producers, importantly including OPEC and other major oil producing companies (“OPEC+”) and change in OPEC+’s production levels; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver the Company’s oil and natural gas and other processing and transportation considerations; inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet the Company’s working capital requirements or fund planned investments; price fluctuations and availability of natural gas and electricity; the Company’s ability to use derivative instruments to manage commodity price risk; the Company’s ability to meet the Company’s planned drilling schedule, including due to the Company’s ability to obtain permits on a timely basis or at all, and to successfully drill wells that produce oil and natural gas in commercially viable quantities; uncertainties associated with estimating proved reserves and related future cash flows; the Company’s ability to replace the Company’s reserves through exploration and development activities; drilling and production results, lower–than–expected production, reserves or resources from development projects or higher–than–expected decline rates; the Company’s ability to obtain timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating wells; changes in tax laws; effects of competition; uncertainties and liabilities associated with acquired and divested assets; the Company’s ability to make acquisitions and successfully integrate any acquired businesses; asset impairments from commodity price declines; large or multiple customer defaults on contractual obligations, including defaults resulting from actual or potential insolvencies; geographical concentration of the Company’s operations; the creditworthiness and performance of the Company’s counterparties with respect to its hedges; impact of derivatives legislation affecting the Company’s ability to hedge; failure of risk management and ineffectiveness of internal controls; catastrophic events, including tropical storms, hurricanes, earthquakes, pandemics and other world health events; environmental risks and liabilities under U.S. federal, state, tribal and local laws and regulations (including remedial actions); potential liability resulting from pending or future litigation; the Company’s ability to recruit and/or retain key members of the Company’s senior management and key technical employees; information technology failures or cyberattacks; and governmental actions and political conditions, as well as the actions by other third parties that are beyond the Company’s control, and other factors discussed in W&T Offshore’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q found at www.sec.gov or at the Company’s website at www.wtoffshore.com under the Investor Relations section.

CONTACT:	Al Petrie	Sameer Parasnis
	Investor Relations Coordinator	Executive VP and CFO
	investorrelations@wtoffshore.com	sparasnis@wtoffshore.com
	713-297-8024	713-513-8654

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